UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2022

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, the Board of Directors (the “Board”) of New Mountain Finance Corporation (the “Company”), appointed Joseph Hartswell as the Chief Compliance Officer and Corporate Secretary of the Company, effective March 4, 2022.

Mr. Hartswell currently serves as a Managing Director and Chief Compliance Officer for New Mountain Capital, which he joined in 2015. Prior to that, Mr. Hartswell was the Chief Compliance Officer for Mount Kellett Capital Management LP, a global investment firm focused on distressed, special situations and opportunistic investing. Prior to joining Mount Kellett, Mr. Hartswell was a Director, Asset Management Financial Services Regulatory Practice for PricewaterhouseCoopers LLP (“PwC”) where he assisted with the development of compliance programs for hedge funds, private equity funds, venture capital funds, registered investment companies, separate accounts and business development companies. Prior to PwC, Mr. Hartswell was a Vice President and Deputy Chief Compliance Officer for AIG Investments where he assisted with strategies and operational planning for a global asset manager and its SEC registered investment advisers and served as the designated Chief Compliance Officer for products registered under the Investment Company Act of 1940. Prior to AIG Investments, Mr. Hartswell was a Securities Compliance Examiner for the U.S. Securities and Exchange Commission.

On February 10, 2022, the Board appointed Laura Holson as the Chief Operating Officer of the Company, effective February 15, 2022.

Ms. Holson currently serves as a Managing Director of New Mountain Capital, which she joined in 2009. Ms. Holson is primarily dedicated to the credit business and was promoted to Chief Operating Officer of New Mountain Capital’s credit platform effective January 1, 2022. Ms. Holson has held a variety of roles within New Mountain Capital including Head of Capital Markets and has been a member of the credit team for over 10 years. Before joining New Mountain Capital, Ms. Holson worked at Morgan Stanley from 2007 to 2009 in the Healthcare investment banking group.

In connection with the foregoing, on February 7, 2022, Karrie J. Jerry submitted her resignation as an officer of the Company, effective March 4, 2022, which the Board accepted. Ms. Jerry served as the Company’s Chief Compliance Officer and Corporate Secretary since 2015. With New Mountain Capital’s support, Ms. Jerry will leave the firm to pursue other opportunities and her departure is not a result of any disagreement relating to the Company’s operations, policies or practices. In addition, on February 10, 2022, as a result of Ms. Holson’s promotion to Chief Operating Officer of the Company, John R. Kline relinquished the Chief Operating Officer title of the Company, effective February 15, 2022. Mr. Kline will continue to serve as the President of the Company, a member of the Board and co-head of the credit business overall at New Mountain Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Karrie J. Jerry
Name:	Karrie J. Jerry
Title:	Corporate Secretary

Date: February 11, 2022